                                                                   Exhibit 99.1

                              Joint Filer Information

Name of Joint Filer:                 VPC Impact Acquisition Holdings
                                     Sponsor III,LLC

Address of Joint Filer:              c/o Victory Park Capital Advisors, LLC
                                     150 North Riverside Plaza, Suite 5200
                                     Chicago, IL 60606

Relationship of Joint Filer to       10% Owner, Director
Issuer:

Issuer Name and Ticker of Trading    VPC Impact Acquisition Holdings III, Inc.
Symbol:                              [VPCC]

Date of Event Requiring Statement:   03/04/2021
(Month/Day/Year):

Name of Joint Filer:                 Richard Levy

Address of Joint Filer:              c/o VPC Park Capital Advisors, LLC
                                     150 North Riverside Plaza, Suite 5200
                                     Chicago, IL 60606

Relationship of Joint Filer to       10% Owner
Issuer:

Issuer Name and Ticker of Trading    VPC Impact Acquisition Holdings III, Inc.
Symbol:                              [VPCC]

Date of Event Requiring Statement:   03/04/2021
(Month/Day/Year):